Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DragonWave Inc. Share Based Compensation Plan of our reports dated May 14, 2014, with respect to the consolidated financial statements of DragonWave Inc. (“DragonWave”), and the effectiveness of internal control over financial reporting of DragonWave, included in its Annual Report on Form 40-F for the year ended February 28, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ottawa, Canada	Chartered Accountants
July 8, 2014	Licensed Public Accountants